Example Template : 77O



DEUTSCHE ENHANCED COMMODITY STRATEGY FUND


N-Sar July 1, 2017 - December 31, 2017



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
AT&T Inc	00206REJ7	7/27/2017
	$100.0	$22,500,000,000	$6,753,919
	0.03%		BBVA, CS, DB, GS, JPM, ML,
MIZS	JPMORGAN SECURITIES INC
AT&T Inc	00206REK4	7/27/2017
	$99.98	$22,500,000,000	$6,753,919
	0.03%		BBVA, CS, DB, GS, JPM, ML,
MIZS	JPMORGAN SECURITIES INC
EQT Corp	26884LAC3	9/27/2017
	$99.99	$3,000,000,000	$2,944,765	0.10%
	CITI, CS, DB, GS, JPM, ML	CITIGROUP
GLOBAL
General Motors Co	37045VAM2	8/2/2017
	$100.0	$3,000,000,000	$4,665,000	0.16%
	DB, GS, JPM, ML, MS	BANK OF AMERICA NA
Andeavor Logistics LP / Tesoro Logistics Finance Corp
	03350WAA7	11/16/2017		$99.69
	$500,000,000	$605,489	0.12%
	BAC, CS, DB, GS, TD	BANK OF AMERICA NA
SRC Energy Inc	78470VAA6	11/14/2017
	$100.0	$550,000,000	$2,480,000	0.45%
	CS, DB, GS, JPM, KBCM, SUNTRST
	JPMORGAN SECURITIES INC
Suncorp-Metway Ltd	8672EMAH7	11/2/2017
	$99.93	$500,000,000	$6,994,961	1.40%
	JOINT LEADS	BANK OF AMERICA NA, RBC
CAPITAL MARKETS